Exhibit 99.1

                                                                    NEWS RELEASE
Contact:
--------
Diane Bjorkstrom
Chief Financial Officer
408-982-8593
dbjorkstrom@tvia.com

FOR IMMEDIATE RELEASE
---------------------

           FORMER DEPUTY CTO OF SARFT JOINS TVIA'S BOARD OF DIRECTORS

SANTA CLARA, CA - August 14, 2006 - Tvia, Inc. (NASDAQ SmallCap: TVIA), a leading provider of digital display processors for advanced flat-panel TVs, broadcast digital DVRs, consumer displays, and monitor products, today announced Dr. Du BaiChuan, former CTO of China's State Administration of Radio, Film and Television (SARFT) joined Tvia's Board of Director's on Aug 10th, 2006. Dr. Du is one of the key leaders responsible for establishing China's TV broadcasting standard.

Dr. Du is a graduate of Beijing University. Since 1994, Dr. Du has served as the Chair of China HDTV Experts Group and the Deputy Director of China Radio and TV Standardization Working Group. He also served as the Deputy Director of SARFT Science and Technology Committee. From 2000, Dr. Du has served as the President of SARFT (China State Administration of Radio, Film, and Television) Academy of Broadcasting Science (ABS) and from 2001 to June 2006 Dr. Du served as the Deputy CTO of SARFT.

"With Dr. Du's vast knowledge and contributions to China TV, his addition to the board of directors is a tremendous asset to us and portends well for our future technology development," said Eli Porat. Tvia CEO.

"I am pleased to join the Tvia board," said Dr. Du. "TVIA's commitment and dedication to producing products with excellent image quality, while creating superior solutions for the TV market and their China focus, make this an exciting opportunity for me. I look forward to contributing to Tvia's success in the China Digital TV arena."

About Tvia: Tvia, Inc. is a fabless semiconductor company that designs and develops digital display processors for digital LCD, PDP, HD, SD, and progressive-scan TVs, as well as other broadcast and consumer display products. Tvia owns and operates the world's leading independent TV design center, providing manufacturers with proven TV system designs, and allowing manufacturers to produce the highest quality flat-panel television at a significantly lower cost with the shortest time to market. The combination of Tvia's TrueView display processors and leading TV system designs gives Tvia's manufacturing customers the advantage for building the most cost-effective, highest quality display solutions on the market. More information about Tvia is available at www.tvia.com.

Information in this release that involves Tvia's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release include statements as to Tvia's focus, strategy and progress, Tvia's development of new products, the features and benefits of Tvia's products, and product acceptance and introduction by customers. All forward-looking statements included in this release are based upon information available to Tvia as of the date of this release, and Tvia assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences or risks associated with our business are discussed in the Company's Annual Report on Form 10-K for the year ended March 31, 2006 filed on June 27, 2006, and Form 10-Q for the quarter ended June 30, 2006 filed on August 11, 2006 with the Securities and Exchange Commission ("SEC"), and in other reports filed from time to time with the SEC. These risks include, but are not limited to, the slower than anticipated emergence of the flat panel DTV market, our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner, and the extent and duration of the current economic and business environment.